Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Results for Fourth Quarter and Full Year 2013

Fourth-Quarter Diluted Earnings Per Share of $1.65
Full-Year Operating Cash Flow Increased 18% to $803 million

Sarasota, Florida, January 27, 2014 ... Roper Industries, Inc. (NYSE: ROP), a diversified growth company, reported financial results for the fourth quarter and full year ended December 31, 2013.

Roper reports full year results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Fourth quarter results are presented on a GAAP basis with no adjustments.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Fourth Quarter 2013

Net earnings for the fourth quarter were $166 million or $1.65 per diluted share.  Fourth quarter revenue was $889 million, 10% higher than in 2012 and 9% higher than 2012 fourth quarter adjusted revenue of $816 million. Orders increased 16% to $900 million, including 10% organic growth.  Operating margin expanded to 29.0%.  Operating cash flow in the quarter was $236 million, representing 27% of revenue.

"We are very pleased with our fourth-quarter performance, with record orders, revenue, margin and cash flow," said Brian Jellison, Roper's Chairman, President and CEO.  "Gross margin in the quarter was 60.0% and EBITDA reached $307 million, or 34.5% of revenue. Our asset-light businesses in favorable niche markets continue to deliver exceptional results.  Free cash flow in the quarter was $227 million, which represented 137% of net earnings."

Full Year 2013

2013 GAAP diluted earnings per share were $5.37 and adjusted diluted earnings per share were $5.65.  GAAP revenue was $3.24 billion, an increase of 8% over the prior year, while adjusted revenue was $3.27 billion, an increase of 9%.  GAAP operating margin increased 70 basis points to 26.0% and adjusted operating margin was 27.0%, a 130 basis point increase over the prior year.

"2013 was another outstanding year for Roper as we once again achieved record results for sales, orders, backlog, net earnings and cash flow." said Mr. Jellison.  "We delivered $803 million of operating cash flow for the year and $760 million of free cash flow.  In May, we acquired Managed Health Care Associates (MHA), which has already proven to be an exciting new growth platform.  We ended the year with a strong balance sheet, including over $1.6 billion in cash and available liquidity."

2014 Outlook and Guidance

The company's guidance for 2014 is provided on a GAAP basis and excludes future acquisitions.

Roper expects 2014 full year diluted earnings per share (DEPS) between $6.05 and $6.25 with expected first quarter DEPS between $1.30 and $1.35.  "We enter 2014 with record year-end backlog, exciting growth opportunities and an expectation for record performance," said Mr. Jellison.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q4 Revenue Growth Detail

	Q4 2012	Q4 2013	V%
GAAP Revenue	$810	$889	10%
Adjusted Revenue	$816	$889	9%

Adjusted Revenue Growth:
Organic Growth			4%
Acquisitions			5%
Foreign Exchange			--
Total Growth			9%

Table 2:  Free Cash Flow Reconciliation
	Q4 2013	FY 2013
Operating Cash Flow	236	803
Less: Capital Expenditures	(9)	(43)
Free Cash Flow	227	760

Table 3:  EBITDA Reconciliation
Q4 2013
Revenue (B)	$889.2

Net Earnings	165.7
Add: Interest Expense	20.1
Add: Income Taxes	71.6
Add: Depreciation & Amortization	49.7
EBITDA (A)	$307.1

% of Revenue (A) / (B)	34.5%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, January 27, 2014.  The call can be accessed via webcast or by dialing +1 888-417-8465 (US/Canada) or +1 719-325-2432, using confirmation code 6035185.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 6035185.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	December 31,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$459,720	$370,590
Accounts receivable	519,075	526,408
Inventories	204,923	190,867
Unbilled receivable	86,945	72,193
Deferred taxes	64,464	41,992
Other current assets	38,210	43,492
Total current assets	1,373,337	1,245,542

PROPERTY, PLANT AND EQUIPMENT, NET	117,310	110,397

OTHER ASSETS:
Goodwill	4,549,998	3,868,857
Other intangible assets, net	2,039,136	1,698,867
Deferred taxes	28,773	78,644
Other assets	76,427	68,797
Total other assets	6,694,334	5,715,165

TOTAL ASSETS	$8,184,981	$7,071,104

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$150,313	$138,340
Accrued compensation	107,953	110,724
Deferred revenue	209,332	185,912
Other accrued liabilities	153,712	128,351
Income taxes payable	4,275	-
Deferred taxes	6,490	3,868
Current portion of long-term debt	11,016	519,015
Total current liabilities	643,091	1,086,210

NONCURRENT LIABILITIES:
Long-term debt	2,453,836	1,503,107
Deferred taxes	783,805	707,278
Other liabilities	91,199	86,783
Total liabilities	3,971,931	3,383,378

STOCKHOLDERS' EQUITY:
Common stock	1,013	1,006
Additional paid-in capital	1,229,233	1,158,001
Retained earnings	2,959,196	2,489,858
Accumulated other comprehensive earnings	43,083	58,537
Treasury stock	(19,475)	(19,676)
Total stockholders' equity	4,213,050	3,687,726

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,184,981	$7,071,104

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Net sales	$889,173	$809,910	$3,238,128	$2,993,489
Cost of sales	355,953	343,549	1,355,200	1,321,772

Gross profit	533,220	466,361	1,882,928	1,671,717

Selling, general and administrative expenses	275,131	241,119	1,040,567	914,130

Income from operations	258,089	225,242	842,361	757,587

Interest expense	20,115	20,509	88,039	67,525
Loss on extinguishment of debt	-	-	-	(1,043)
Other income/(expense)	(645)	106	(192)	(2,338)

Earnings from continuing operations before
income taxes	237,329	204,839	754,130	686,681

Income taxes	71,626	61,309	215,837	203,321

Net Earnings	$165,703	$143,530	$538,293	$483,360

Earnings per share:
Basic	$1.67	$1.46	$5.43	$4.95
Diluted	$1.65	$1.44	$5.37	$4.86

Weighted average common and common
equivalent shares outstanding:
Basic	99,315	98,422	99,123	97,702
Diluted	100,380	99,576	100,209	99,558

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended December 31,				Twelve months ended December 31,
	2013		2012		2013		2012
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$199,098		$197,152		$779,564		$795,240
Energy Systems & Controls	195,889		184,608		651,920		646,116
Medical & Scientific Imaging	256,542		217,628		902,281		703,835
RF Technology	237,644		210,522		904,363		848,298
Total	$889,173		$809,910		$3,238,128		$2,993,489

Gross profit:
Industrial Technology(1)	$101,873	51.2%	$106,178	53.9%	$398,287	51.1%	$410,180	51.6%
Energy Systems & Controls	117,778	60.1%	109,291	59.2%	374,209	57.4%	363,616	56.3%
Medical & Scientific Imaging(2)	184,272	71.8%	139,084	63.9%	624,990	69.3%	453,495	64.4%
RF Technology	129,297	54.4%	111,808	53.1%	485,442	53.7%	444,426	52.4%
Total	$533,220	60.0%	$466,361	57.6%	$1,882,928	58.1%	$1,671,717	55.8%

Operating profit*:
Industrial Technology(1)	$58,775	29.5%	$64,480	32.7%	$223,053	28.6%	$244,691	30.8%
Energy Systems & Controls	65,247	33.3%	61,075	33.1%	183,679	28.2%	179,824	27.8%
Medical & Scientific Imaging(2)	88,739	34.6%	62,015	28.5%	268,172	29.7%	187,246	26.6%
RF Technology	69,704	29.3%	56,819	27.0%	253,532	28.0%	223,335	26.3%
Total	$282,465	31.8%	$244,389	30.2%	$928,436	28.7%	$835,096	27.9%

Net Orders:
Industrial Technology	$190,475		$185,285		$772,337		$783,362
Energy Systems & Controls	207,155		175,596		673,569		634,051
Medical & Scientific Imaging	270,157		208,784		958,830		703,034
RF Technology	232,338		209,399		943,757		871,225
Total	$900,125		$779,064		$3,348,493		$2,991,672

*  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $24,376 and $19,147 for the three months ended December 31, 2013 and 2012, respectively, and $86,075 and $77,509 for the twelve months ended December 31, 2013 and 2012, respectively.

(1) Includes a favorable fourth quarter 2012 accounts payable correction of $5.5 million.

(2) Includes a fourth quarter 2012 charge for inventory and tooling for a medical product line of $4.0 million.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Twelve months ended
	December 31,
	2013	2012

Net earnings	$538,293	$483,360
Non-cash items:
Depreciation	37,756	37,888
Amortization	151,434	116,860
Stock-based compensation expense	53,133	40,773
Income taxes	(6,427)	(15,988)
Changes in assets and liabilities:
Receivables	18,046	(21,577)
Inventory	(12,687)	18,361
Accounts payable	9,014	(8,480)
Accrued liabilities	14,291	17,689
Other, net	(300)	8,966
Cash provided by operating activities	802,553	677,852

Business acquisitions, net of cash acquired	(1,074,413)	(1,467,772)
Capital expenditures	(42,528)	(38,405)
Other, net	1,078	632
Cash used by investing activities	(1,115,863)	(1,505,545)

Principal debt borrowings	800,000	900,000
Principal debt payments	(503,702)	(57,304)
Revolver borrowings (payments), net	150,000	100,000
Debt issuance costs	(7,717)	(12,213)
Dividends	(49,092)	(69,903)
Excess tax benefit from share-based payment	11,709	30,747
Proceeds from stock-based compensation, net	7,944	37,679
Redemption premium on convertible debt	(9,124)	(76,641)
Other, net	3,615	1,505
Cash provided by (used in) financing activities	403,633	853,870

Effect of exchange rate changes on cash	(1,193)	6,312

Net increase in cash and equivalents	89,130	32,489
Cash and equivalents, beginning of period	370,590	338,101

Cash and equivalents, end of period	$459,720	$370,590

ROPER INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - RECONCILIATION OF GAAP TO NON-GAAP (Adjusted)
(Amounts in thousands, except per share data)

		Adjustments
	2013 Year-To-Date GAAP	Sunquest Fair Value Adjustment to Acquired Deferred Revenue	MHA Purchase Accounting Adjustment To Revenue	Special Charge Related to Vendor-Supplied Component	2013 Year-To-Date Adjusted Non-GAAP
Net Orders	$3,348,493	$-	$26,433	$-	$3,374,926

Net Sales	$3,238,128	$6,980	$26,433	$-	$3,271,541
Cost of Sales	1,355,200	-	-		1,355,200
Gross Profit	1,882,928	6,980	26,433		1,916,341
Selling, general and administrative expenses	954,492	-	-	(9,100)	945,392
Segment income from operations	928,436	6,980	26,433	9,100	970,949
Corporate general and administrative expenses	86,075	-	-	-	86,075
Income from operations	842,361	6,980	26,433	9,100	884,874
Interest Expense	88,039	-	-	-	88,039
Other income (expense)	(192)	-	-	-	(192)
Earnings from continuing operations before income taxes	754,130	6,980	26,433	9,100	796,643
IncomeTaxes (1)	215,837	2,443	9,252	3,185	230,717
Tax Rate	28.6%	35.0%	35.0%	35.0%	29.0%

Net Earnings	$538,293	$4,537	$17,181	$5,915	$565,926

Weighted average common shares outstanding	100,209				100,209

Diluted earnings per share	$5.37				$5.65

(1) For the adjustment, the company used a 35% tax rate, as these adjustments are US-based items and 35% is the statutory tax rate in the United States